UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 14, 2013 (February 8, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2013, the Board of Directors (the “Board”) of Dean Foods Company (the “Company”) elected Robert Wiseman to the Board as a Class III director, whose current term will end at the Company’s annual meeting of shareholders to be held in 2013. Mr. Wiseman was not elected to serve as a member of any committee of the Board in connection with his election to the Board. There are no arrangements between Mr. Wiseman and any other person pursuant to which Mr. Wiseman was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Wiseman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Wiseman will be compensated in accordance with the Company’s compensation program for non-employee directors, pursuant to which he is entitled to receive an annual retainer of $220,000 consisting of (i) a $100,000 cash retainer, payable quarterly in arrears on a pro rata basis and (ii) $120,000 in equity awards, which shall consist of restricted stock units. If the number of meetings of the Board exceeds eight meetings or if the number of meetings of any committee of the Board to which Mr. Wiseman is appointed in the future exceeds eight meetings, in each case during any fiscal year, then the Board may award additional fees for each additional meeting in an amount to be determined by the Board. Pursuant to the Company’s compensation program for non-employee directors, such directors may elect to receive all or any portion of the cash fees in restricted stock rather than in cash. If Mr. Wiseman makes this election, he will receive shares of restricted stock with a value equal to 150% of the cash amount owed to him, determined as of the last day of the applicable quarter based on the average closing price of our common stock over the last 30 trading days of the quarter. One-third of the restricted shares vest on the grant date; one-third vest on the first anniversary of the grant date; and the final one-third vest on the second anniversary of the grant date.

A copy of the Company’s press release announcing Mr. Wiseman’s election as director is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 14, 2013